EXHIBIT 23

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement of AlphaNet Solutions, Inc. on Form S-8 (relating to the Company's 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan) filed on January 31, 1997 (Registration No. 333-20851), of our report dated March 26, 1998 relating to the consolidated financial statements of AlphaNet Solutions, Inc. which are included in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Morristown, New Jersey

April 9, 1998